Exhibit 99.1

Thursday, August 3, 2017

HomeTown Bankshares Corporation Reports

Strong Growth on Increased Earnings

    YTD Core Revenue up 10% Over 2016

NASDAQ Listing
HomeTown Bankshares Corporation listed with the NASDAQ Capital Markets under the trading symbol “HMTA” on October 12, 2016 when the stock price closed at $8.95. Since listing, the Company’s stock has received enhanced exposure, increased trading volume, and higher closing prices with a high of $11.25, an average close of $9.83, and most recent closing price of $10.75 as of August 2, 2017.

Continued Strong Loan and Core Deposit Growth

-	Total assets grew 6% to $548 million at June 30, 2017
-	Loans were $435 Million at June 30, 2017
-	Up $15.5 million or 8% on an annualized basis for the first half of 2017, and
-	Up $40.8 million or 10% since June 30, 2016
-	Core Deposits were $433 Million at June 30, 2017
-	Increased $20.1 million or 10% annualized for the first half of 2017
-	Increased $49.8 million or 13% since June 30, 2016

Operating Performance Highlights

-	Q2 core revenue of $6 million, up 10% or $588,000 over second quarter of 2016
-	YTD core revenue of $11.7 million, an increase of $1.1 million or 10% over 2016
-	Net Income of $434,000 for second quarter of 2017 vs. $224,000 for second quarter of 2016
-	YTD Earnings of $1.2 million vs. $1.02 million in 2016
-	EPS on a fully diluted basis of $0.08 for the second quarter of 2017 and $0.21 YTD vs. $0.00 and $0.11, respectively, in 2016

Credit Quality Remains Sound

-	Non-performing assets improved to 1.19% of total assets at June 30, 2017 vs. 1.30% at June 30, 2016
-	OREO balances improved $1.0 million or 27% thru the first six months of 2017 and $1.57 million or 36% since June 30, 2016
-	Past due accruing loans amounted to .65% of total loans at June 30, 2017 vs. 0.24% at June 30, 2016
-	Q2 net charge-offs amounted to 0.46% of average loans vs. 0.74% for second quarter of 2016; YTD net charge-offs thru June 30, 2017 were 0.22% vs. 0.38% for 2016
-	Q2 nonaccrual loans amounted to 0.77% of total loans at June 30, 2017 vs. 0.57% of total loans at June 30, 2016

Well Capitalized with Solid Capital Ratios

-	Common Equity Tier 1 Capital amounted to 11.4% at June 30, 2017
-	Total Risk-Based Capital amounted to 12.2% at June 30, 2017
-	Tier 1 Risk-Based Capital amounted to 11.4% at June 30, 2017
-	Tier 1 Leverage Ratio for HomeTown Bank increased to 10.5% at June 30, 2017 vs. 10.6% at June 30, 2016

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News Release

FOR IMMEDIATE RELEASE

For more information contact:

Susan K. Still, President and CEO, 540-278-1705

Vance W. Adkins, Executive Vice President and CFO, 540-278-1702

HomeTown Bankshares Reports Strong Growth

on Increased Earnings for Second Quarter

YTD Core Revenue up 10% over 2016

ROANOKE, VA, August 3, 2017 (GLOBE NEWSWIRE) - HomeTown Bankshares Corporation, (NASDAQ:HMTA), the parent company of HomeTown Bank, reached $548 million in assets with strong growth in both loans and core deposits. The Company reported net income of $434,000 for the second quarter ended June 30, 2017 vs. $224,000 in net income for the comparative period in 2016. Net Income for the first six months of 2017 was $1.2 million vs. $1.0 million for the first six months of 2016. Earnings per share on a fully diluted basis were $0.08 for the second quarter of 2017 and $0.21 per share for the six months ended June 30, 2017 vs. $0.00 and $0.11 per share, respectively, for similar periods in 2016.

Profitability, excluding non-recurring income, was higher in the second quarter of 2017 and the first six months of 2017 vs. 2016. The increased profitability in 2017 was due to double digit growth in net interest income (11%) and non-interest income (25%) as well as a reduction ($343,000) in the provision for loan losses. Non-interest expenses were higher due to continued reduction in the OREO portfolio ($380,000), higher professional fees, data processing costs and software expenses due to an increased customer base and a core upgrade. The provision for loan losses and the OREO expenses were offset by a $173,000 non-recurring gain realized in the second quarter of 2017 while the tax expense was lower due to the additional tax expense ($240,000) incurred in the second quarter of 2016 from the expiration of stock options.

“During the second quarter and the first six months of 2017, we continued to experience strong balance sheet growth in both loans and core deposits that resulted in a solid increase in core revenues," said President and CEO Susan Still. "We realized solid gains in market share for another quarter in both loans and deposits while maintaining a sound loan portfolio and reducing our OREO portfolio by 27% during Q2 and 36% since the first half of 2016,” she said.

Revenue

Total core revenue for the six months ended June 30, 2017 was $11.7 million, up $1.1 million or 10% over 2016, which included $5.9 million in core revenues realized during the second quarter of 2017, 11% higher than 2016. Higher core revenues reflected increases in both net interest income and non-interest income and excludes gains on sales of investments and other non-recurring income during the first half of 2017. Growth in commercial lines and loans, commercial real estate loans, personal lines and loans, as well as in non-interest income from treasury and merchant services, title insurance, mortgage, brokerage, and credit card/interchange services contributed to the increase in total revenue.

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Net Interest Income

Net interest income in the second quarter 2017 increased $415,000 or 10.5% to $4.4 million from the second quarter of 2016. Net interest income was up $820,000 to $8.7 million or 10.5% for the first half of 2017 vs. $7.8 million over a comparable period in 2016. Higher loan volume helped to offset lower interest rates on loans which resulted in higher net interest income, facilitated by a reduction in total interest expense for the first half of 2017. Due to the continued growth in competitors in our market(s), our net interest margin experienced a 6-basis point year-over-year decline at June 30, 2017 from 3.55% for the first half of 2016 to 3.49% at June 30, 2017.

Noninterest Income

Noninterest income increased 25% to $831,000, net of securities gains and non-recurring income, in the second quarter 2017 while noninterest income of $1.5 million was realized for the first half of 2017, up 19% from $1.3 million realized for the second half of 2016. The primary increase for 2017 was strong growth in ATM and interchange income as well as mortgage income, title insurance fees, and merchant income.

Noninterest Expense

Noninterest expense increased $938,000 in the second quarter of 2017 over the second quarter of 2016 due primarily to a loss of $380,000 on the sale of a foreclosed property, contributing to a 27% or $1.0 million reduction in the OREO portfolio during 2017. Noninterest expense also increased during the first half of 2017 compared to 2016 due to higher professional fees, higher mortgage commissions and incentive accruals, data processing costs and software expenses due to an increased customer base and core upgrade.

Loans

Total loans were $435 million at June 30, 2017, up $15.9 million or 8% on an annualized basis for the first half of 2017 and up $41.3 million or 10% over the prior year ended June 30, 2016. Loan growth was driven by commercial real estate, commercial and industrial lines and term loans as well as private banking and consumer lines and loans.

Deposits

Core deposits were up $20.1 million or 10% on an annualized basis for the first half of 2017 while core deposit growth was up $49.8 million or 13% over June 30, 2016. Strong core deposit growth continued by increased market share growth in both commercial, private banking and consumer banking relationships.

Capital

Capital levels remained strong in the second quarter, with total stockholders’ equity increasing $2.4 million through June 30, 2017 over the previous year. HomeTown Bank Common equity tier 1 capital, Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios were 11.4%, 12.2%, 11.4% and 10.5%, respectively, at June 30, 2017. All ratios continue to exceed the current regulatory standards for well-capitalized institutions. Book value per common share amounted to $8.56 at June 30, 2017 vs. $8.36 at June 30, 2016.

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Credit Quality

Credit quality improved over the prior year and remained sound thru June 30, 2017.

Nonperforming Assets

OREO balances decreased significantly - $1.0 million or 27% during the first half of 2017 and $1.6 million or 36% since June 30, 2016. Non-performing loans increased $2.1 million in the second quarter, pending a third quarter settlement of a $2.43 million non-performing loan. Non-performing assets, excluding performing restructured loans, amounted to 1.07% of total assets at June 30, 2017 vs. 1.30% at June 30, 2016. Non-performing assets, including restructured loans, also improved from 2.55% of total assets at June 30, 2016 to 1.95% at June 30, 2017.

Past Due and Nonaccrual Loans

Due to the settlement of the non-performing loan in Q3, past due accruing loans increased to 0.65% of total loans at June 30, 2017 vs. 0.24% in 2016 while nonaccruals increased to 0.77% of total loans during the second quarter of 2017 from 0.57% of total loans at June 30, 2016.

Allowance for Loan Losses

The allowance for loan losses totaled $3.7 million at June 30, 2017 compared to $3.4 million at June 30, 2016. Provisions for loan losses were $465,000 for the second quarter of 2017 vs. $808,000 for the second quarter of 2016. Year-to-date provisions for loan losses were $535,000 for the six months ended June 30, 2017 vs. $868,000 at June 30, 2016.

* * *

About HomeTown Bankshares Corporation

HomeTown Bankshares Corporation is the parent company of HomeTown Bank, which officially opened for business on November 14, 2005. HomeTown Bank offers a full range of banking services to small and medium-size businesses, real estate investors and developers, private investors, professionals and individuals. The Bank serves three markets including the Roanoke Valley, the New River Valley and Smith Mountain Lake through six branches, seven ATMs, HomeTown Mortgage and HomeTown Investments. A high level of responsive and personal service coupled with local decision-making is the hallmark of its banking strategy. For more information, please visit www.hometownbank.com.

Forward-Looking Statements:

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, and competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

(See Attached Financial Statements for quarter ending June 30, 2017)

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HomeTown Bankshares Corporation
Consolidated Condensed Balance Sheets
June 30, 2017; December 31, 2016; and June 30, 2016

	June 30,	December 31	June 30,
In Thousands	2017	2016	2016
	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$37,618	$18,229	$28,101
Federal funds sold	93	42	954
Securities available for sale, at fair value	48,665	52,975	54,498
Restricted equity securities, at cost	2,371	2,213	2,479
Loans held for sale	1,108	678	915
Total loans	434,501	418,991	393,668
Allowance for loan losses	(3,700)	(3,636)	(3,449)
Net loans	430,801	415,355	390,219
Property and equipment, net	13,177	13,371	13,726
Other real estate owned	2,768	3,794	4,337
Other assets	11,349	10,633	10,160
Total assets	$547,950	$517,290	$505,389

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$116,538	$91,354	$83,414
Interest-bearing	359,818	359,494	349,861
Total deposits	476,356	450,848	433,275
Federal Home Loan Bank borrowings	11,694	8,000	14,650
Subordinated notes	7,239	7,224	7,209
Other borrowings	1,100	1,117	896
Other liabilities	1,726	1,876	1,923
Total liabilities	498,115	469,065	457,953

Stockholders’ Equity:
Common stock	28,766	28,765	28,116
Surplus	17,901	17,833	17,774
Common stock distributable	-	-	665
Retained surplus (deficit)	2,446	1,247	(247)
Accumulated other comprehensive income	252	(56)	738
Total HomeTown Bankshares Corporation stockholders’ equity	49,365	47,789	47,046
Noncontrolling interest in consolidated subsidiary	470	436	390
Total stockholders’ equity	49,835	48,225	47,436
Total liabilities and stockholders’ equity	$547,950	$517,290	$505,389

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HomeTown Bankshares Corporation
Consolidated Condensed Statements of Income
For the Three and Six Months Ended June 30, 2017 and 2016

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
In Thousands, Except Share and Per Share Data	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans and fees on loans	$4,702	$4,337	$9,327	$8,593
Taxable investment securities	260	201	500	405
Nontaxable investment securities	76	101	164	202
Other interest income	84	62	156	115
Total interest income	5,122	4,701	10,147	9,315
Interest expense:
Deposits	552	537	1,106	1,041
Subordinated notes	134	134	268	268
Other borrowed funds	60	70	114	167
Total interest expense	746	741	1,488	1,476
Net interest income	4,376	3,960	8,660	7,839
Provision for loan losses	465	808	535	868
Net interest income after provision for loan losses	3,911	3,152	8,125	6,971
Noninterest income:
Service charges on deposit accounts	146	164	296	318
ATM and interchange income	228	168	406	315
Mortgage banking	255	181	462	356
Gains on sales of investment securities	29	209	42	214
Other income	375	151	525	281
Total noninterest income	1,033	873	1,731	1,484
Noninterest expense:
Salaries and employee benefits	2,064	1,597	4,053	3,323
Occupancy and equipment expense	439	444	854	878
Advertising and marketing expense	142	124	272	218
Professional fees	132	116	365	217
Losses on sales, write-downs of other real estate owned, net	380	91	380	91
Other real estate owned expense	24	25	37	47
Other expense	1,131	968	2,144	1,853
Total noninterest expense	4,312	3,365	8,105	6,627
Net income before income taxes	632	660	1,751	1,828
Income tax expense	176	434	518	787
Net income	456	226	1,233	1,041
Less net income attributable to non-controlling interest	22	2	34	16
Net income attributable to HomeTown Bankshares Corporation	434	224	1,199	1,025
Effective dividends on preferred stock	-	204	-	408
Net income available to common stockholders	$434	$20	$1,199	$617
Basic earnings per common share	$0.08	$0.00	$0.21	$0.17
Diluted earnings per common share	$0.08	$0.00	$0.21	$0.11
Weighted average common shares outstanding	5,768,670	3,557,763	5,766,041	3,529,605
Diluted average common shares outstanding	5,789,905	5,780,120	5,787,276	5,776,832

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HomeTown Bankshares Corporation	Three	Three	Six	Six
Financial Highlights	Months	Months	Months	Months
In Thousands, Except Share and Per Share Data	Ended	Ended	Ended	Ended
	Jun 30	Jun 30	Jun 30	Jun 30
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
PER SHARE INFORMATION
Book value per share, basic	$8.56	$8.36	$8.56	$8.36
Book value per share, diluted	$8.56	$8.36	$8.56	$8.36
Earnings (loss) per share, basic	$0.08	$0.00	$0.21	$0.17
Earnings (loss) per share, diluted	$0.08	$0.00	$0.21	$0.11

PROFITABILITY
Return on average assets	0.45	0.18%	0.53%	0.42%
Return on average shareholders' equity	4.90%	1.91%	5.72%	4.39%
Net interest margin	3.48%	3.55%	3.49%	3.59%
Efficiency	70.44%	70.28%	72.95%	71.24%

BALANCE SHEET RATIOS
Total loans to deposits	91.21%	90.86%	91.21%	90.86%
Securities to total assets	9.31%	11.27%	9.31%	11.27%
Common equity tier 1 ratio BANK ONLY	11.4%	12.2%	11.4%	12.2%
Tier 1 capital ratio BANK ONLY	11.4%	12.2%	11.4%	12.2%
Total capital ratio BANK ONLY	12.2%	13.0%	12.2%	13.0%
Tier 1 leverage ratio BANK ONLY	10.5%	10.6%	10.5%	10.6%

ASSET QUALITY
Nonperforming assets to total assets	1.12%	1.30%	1.12%	1.30%
Nonperforming assets, including restructured loans, to total assets	1.84%	2.55%	1.84%	2.55%
Net charge-offs to average loans (annualized)	0.46%	0.74%	0.22%	0.38%

Composition of risk assets: (in thousands)
Nonperforming assets:
Nonaccrual loans	$3,352	$2,248	$3,352	$2,248
Other real estate owned	2,768	4,337	2,768	4,337
Total nonperforming assets, excluding performing restructured loans	6,120	6,585	6,120	6,585
Restructured loans, performing in accordance with their modified terms	3,953	6,315	3,953	6,315
Total nonperforming assets, including performing restructured loans	$10,073	$12,900	$10,073	$12,900

Allowance for loan losses: (in thousands)
Beginning balance	$3,726	$3,347	$3,636	$3,298
Provision for loan losses	465	808	535	868
Charge-offs	(510)	(771)	(526)	(785)
Recoveries	19	65	55	68
Ending balance	$3,700	$3,449	$3,700	$3,449

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